Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

INTERNATIONAL BANCSHARES CORPORATION

AS OF FEBRUARY 21, 2023

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in Laredo, Texas.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the third Monday in May or on such date, and at such time and place, within or without the State of Texas, as may be designated by the Board of Directors.

Section 2. Special Meetings. Special meetings of the shareholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President, to be held on such date and at such time and place, within or without the State of Texas, as the Board of Directors, the Chairman of the Board of Directors or the President, whichever has called the meeting, shall direct. A special meeting of the shareholders shall be called by the Chairman of the Board of Directors, President, or Secretary whenever shareholders holding at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting make application therefor in writing. Any such request shall state the proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board of Directors or the President.

Section 3. Notice. Written or printed notice stating the place, day and hour of any shareholders’ meeting, and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his address as it appears on the stock transfer books of the Corporation. Any notice required to be given to a shareholder pursuant to this Section 3 or any other provision of these By-Laws, the Articles of Incorporation of the Corporation or any provision of the Texas Business Organizations Code (herein called the “Code”) need not be given to such shareholder if (a) notice of two (2) consecutive annual meetings of shareholders of the Corporation, and all notices of meetings of shareholders of the Corporation held during the period between such annual meetings, if any, or (b) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities of the Corporation during any twelve-month period, have been mailed to such shareholder at his address as shown on the share transfer records of the Corporation and have been returned undeliverable, and any action or meeting of shareholders of the Corporation taken or held without notice to such shareholder shall have the same force and effect as if notice had been duly given to such shareholder; provided, however, that if such shareholder delivers to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such shareholder shall be reinstated.

Section 4. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer records for such purpose for a stated period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date. In the event that a special meeting of shareholders is called by shareholders, the record date for determining shareholders entitled to call such meeting shall be the date on which the first shareholder calling such special meeting signs the call or notice of that meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 5. List of Shareholders. The officer or agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any such shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

Section 6. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Code. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the Code of the shareholders, unless the vote of a different number is required by the Code, the Articles of Incorporation of the Corporation or these By-Laws. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder.

Section 8. Proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

(a) a pledgee;

(b) person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares covered by such proxy;

(c) a creditor of the Corporation who extended credit to the Corporation under terms requiring appointment of the creditor as proxy;

(d) an employee of the Corporation whose employment contract requires appointment of the employee as proxy; and

(e) a party to a voting agreement entered into pursuant to and in compliance with applicable provisions of the Code.

Section 9. Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of shareholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who shall not have consented thereto in writing.

Section 11. Meetings by Conference Telephone. Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12. Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 12, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12 (such shareholder, a “Dissident Shareholder”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose other business at an annual meeting of shareholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),).

(2) For nominations or other business to be properly brought before an annual meeting by a Dissident Shareholder pursuant to Section 12(a)(1)(iii): (i) the Dissident Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation that complies with this Section 12(a)(2), and such other business must otherwise be a proper matter for shareholder action, (ii) the Dissident Shareholder must have complied in all respects with the requirements of Regulation 14A under the Exchange Act, including but not limited to the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (the “SEC”) including any SEC Staff interpretations relating thereto), and (iii) the Chairman at a meeting of shareholders shall determine that the Dissident Shareholder has satisfied the requirements of this clause (2), including but not limited to the satisfaction of any undertaking delivered under paragraph (D) below . To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 30 days after such anniversary date, notice by the Dissident Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting nor later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A Dissident Shareholder’s notice shall set forth:

(A) as to each person whom the Dissident Shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee in any proxy statement and associated proxy card and to serving as a director if elected);

(B) as to any other business that the Dissident Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the Dissident Shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the Dissident Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(D) with respect to any director nominations:

(i) a written representation by the Dissident Shareholder giving the notice and, if applicable, any member of the Dissident Shareholder’s group that intends to solicit proxies in support of non-Corporation nominees (such persons, the “Dissident Solicitation Group”) or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, by such beneficial owner, that the Dissident Shareholder, Dissident Solicitation Group, or beneficial owner: (1) intends to solicit holders of shares of the Corporation representing at least 67% of the voting power of the shares entitled to vote on director elections in support of director nominees other than those of the Corporation; (2) will include a statement to the effect of clause (1) in the Dissident Shareholder’s proxy statement or form of proxy; (3) has complied with the requirements for soliciting proxies set forth in this Section 12 and Regulation 14a under the Exchange Act; (4) will provide the Corporation, not later than 5 days before the date of the annual meeting, with reasonable documentary evidence, as determined in good faith by the Corporation or a representative of the Corporation, that the Dissident Shareholder or Dissident Solicitation Group has complied with this representation, Section 12 hereof, and Rule 14a-19 under the Exchange Act; and (5) will promptly notify the Corporation if any change occurs with respect to the intent of the Dissident Shareholder to solicit holders of shares of the Corporation representing at least 67% of the voting power of the shares entitled to vote on director elections in support of director nominees other than those of the Corporation, or with respect to the names of the Dissident Shareholder’s nominees;

(ii) a written undertaking by the Dissident Shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, by such beneficial owner, that such Dissident Shareholder or beneficial owner will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (1) at least 20 days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (2) at least 40 calendar days before the annual meeting, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act;

(iii) the name and address of any Related Person of the Nominating Person (as those capitalized terms are defined in paragraph (E) below);

(iv) the class or series and number of shares of stock and debt instruments of the Corporation or any subsidiary thereof that are beneficially owned by any Related Person of the Nominating Person;

(v) any agreement, arrangement or understanding between any Nominating Person, on the one hand, and a Related Person, on the other hand, related to any subject matter that will be material in the Nominating Person’s solicitation of shareholders (including but not limited to matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation;

(vi) any agreement, arrangement or understanding between any Nominating Person or any Related Person thereof, on the one hand, and the director nominee, on the other hand, related to any subject matter that will be material in the Nominating Person’s solicitation of shareholders (including but not limited to matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation;

(vii) any plans or proposals on the part of such Nominating Person or any Related Person to nominate directors at any other Public Company within the next 12 months;

(viii) any proposals or nominations submitted on behalf of such Nominating Person or any Related Person seeking to nominate directors at any other Public Company within the past 36 months (whether or not such proposal or nomination was publicly disclosed);

(ix) with respect to each Related Person, the information that would be disclosed with respect to them under Item 5(b) of Schedule 14A under the Exchange Act, assuming that each such Person was deemed a “participant” as defined in paragraphs (a)(ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A; and

(x) such other information as may be reasonably requested by the Corporation to facilitate disclosure to shareholders of all material facts that, in the Corporation’s reasonable discretion, are relevant for shareholders to make an informed decision on the director election proposal, including information regarding any Related Person.

(E) For purposes of paragraph (D) above, the following terms have the meanings specified below:

(i) “Acting in Concert” means, with respect to a Nominating Person, the Nominating Person knowingly acting (whether or not pursuant to an express agreement, arrangement or understanding) at any time during the prior two years in concert with another Person (or Control Person thereof) in relation to matters (whether or not specific to the Corporation) that will be material to the Nominating Person’s solicitation of shareholders, including, without limitation, matters of social, labor, environmental and governance policy; provided, however, that a Nominating Person shall not be deemed to be Acting in Concert with a Person whose primary business is to serve as investment manager or adviser with respect to investing and trading in securities for a client or its own account.

(ii) “Control Person” means, with respect to any Person, collectively, (1) any direct and indirect control Person of such first Person, and (2) such first Person’s and any control Person’s respective directors, trustees, executive officers and managing members (including, with respect to an entity exempted from taxation under Section 501(1) of the Internal Revenue Code, each member of the board of trustee, board of directors, executive council or similar governing body thereof);

(iii) “Family Member” means a Person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the Person’s home.

(iv) “Nominating Person” means, collectively, any shareholder giving the notice of director nomination or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, such beneficial owner, and if such shareholder or beneficial owner is an entity, each Control Person thereof (in each case of a shareholder, beneficial owner or Control Person, together with any Family Member thereof);

(v) “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or a government or political subdivision thereof.

(vi) “Public Company” means any Person with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended.

(vii) “Related Person” means, with respect to a Nominating Person, any Person (and any Control Person thereof) with respect to which such Nominating Person is Acting in Concert.

(3) Notwithstanding anything in the second sentence of Section 12(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(4) Evidence of Compliance. Not later than 5 days prior to the date of the annual meeting, a Dissident Shareholder must provide the Corporation with (i) reasonable documentary evidence, as determined in good faith by the Corporation or a representative of the Corporation, that the Dissident Shareholder has complied with the representation set forth in Section 12(a)(2)(D)(i)(4), and (ii) the written consent of each of the Dissident Shareholder’s nominees to being named as a nominee in any proxy statement and associated proxy card and to serving as a director if elected.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting provided in accordance with Article II, Section 3 hereof (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 12, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12. In the event a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors is called pursuant to Article II, Section 2 hereof, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective proposal or nomination shall be disregarded, with no vote taken with respect to such proposal or nomination notwithstanding the Corporation’s receipt of any proxies related thereto. If the Corporation receives proxies for any disqualified or withdrawn nominees, such proxy votes will be treated as abstentions.

(2) All proxy cards, whether furnished by the Corporation or by a Dissident Shareholder, must comply with the universal-proxy provisions and all other requirements of Rule 14a-19 under the Exchange Act. White proxy cards are reserved for the exclusive use of the Corporation. A proxy card furnished by any Dissident Shareholder must be a color other than white.

(3) For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights or obligations of shareholders requesting inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas.

Section 2. Vacancies; Removal. Notwithstanding the fact that the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 9 of this Article, the affirmative vote of a majority of the remaining directors may fill any vacancy occurring in the Board of Directors and, during the period between any two successive annual meetings of the shareholders, may fill a maximum of two (2) vacant directorships resulting from an increase in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. At any special meeting of shareholders called for such purpose, any director may be removed from office, for or without cause, though his term may not have expired, by an affirmative vote of the holders of shares representing a majority of votes of all the shares of stock outstanding and entitled to vote for the election of directors.

Section 3. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise any and all powers of the Corporation and do any and all such lawful acts and things as are not by the Code, the Articles of Incorporation of the Corporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 4. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have no responsibility or duties with respect to the management of the day to day affairs of the Corporation and shall not be deemed to be or considered an officer of the Corporation.

Section 5. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

Section 6. Annual Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors.

Section 7. Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or any three directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, electronic facsimile, radio or cable, or telephoned or delivered to him personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but, unless otherwise required by statute, the Articles of Incorporation or these By-laws, need not state the purposes thereof.

Section 9. Quorum and Voting. At all meetings of the Board of Directors the presence of at least one-third of the number of directors fixed by or in the manner provided in, Section 1 of this Article, but in no event less than two (2), shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the number of directors present at any meeting at which there is a quorum shall be the Code of the Board of Directors, except as may be otherwise specifically provided by the Code, the Articles of Incorporation of the Corporation or these By-Laws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 12. Meetings by Conference Telephone. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 13. Resignations. Each director shall have the right to resign at any time upon written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.

Section 14. Advisory Directors. Any number of persons may be appointed “advisory directors” by a vote of a majority of the directors present at any meeting. An advisory director shall have the right to attend and to participate in any and all meetings of the Board to the same extent as any director, except that an advisory director shall not have the right to vote on any question or issue considered by the Board of Directors. Advisory directors may be appointed by the Board of Directors to serve as members of the Executive Committee (as hereinafter defined) but shall not have the right to vote on any question or issue considered by said Committee. The Board of Directors may designate advisory directors from time to time whose residence, citizenship or principal place of business is not the United States. These directors shall be called “international directors” and will have the same function as advisory directors.

ARTICLE IV

COMMITTEES OF THE BOARD

Section 1. Executive Committee. There shall be an Executive Committee consisting of the Chairman of the Board and the President of the Corporation as ex-officio members, and such other directors as the Board of Directors may from time to time select. Members of the Executive Committee shall serve until the next annual meeting of the Board of Directors and until their successors are appointed. The Board of Directors shall designate one of the members of the Executive Committee as Chairman of the Committee and one or more additional members as Vice Chairman of the Committee, and the Chairman of the Executive Committee shall preside at meetings of the Executive Committee. The Executive Committee shall have and may exercise such powers and authority in the management of the business and affairs of the Corporation as the Board shall specifically delegate to it consistent with the corporate law of the State of Texas.

Section 2. Audit Committee. There shall be an Audit Committee consisting of three (3) of the directors of the Corporation who are not serving as officers of the Corporation. The Board of Directors shall designate one of the members of the Audit Committee as Chairman of the Committee and one or more additional members as Vice Chairman of the Committee, and the Chairman of the Audit Committee shall preside at meetings of the Audit Committee. The Audit Committee shall meet periodically (not less than once annually) with the independent public accounting firm serving as auditors of the Corporation and the internal auditing staff of the Corporation and its subsidiaries to discuss their procedures and findings and hear their recommendations with respect to financial accounting matters.

Section 3. Other Committees. The Board of Directors may from time to time, by resolution adopted by a majority of the whole board, designate one or more other committees, each committee to consist of two or more directors of the Corporation. Any such committee shall exercise such powers as may be assigned to it by the Board of Directors.

ARTICLE V

NOTICES

Section 1. Form of Notice. Whenever under the provisions of the Code, the Articles of Incorporation of the Corporation or these By-Laws notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation, or by telex, telegraph or mailgram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited, postage prepaid, in the United States mail as aforesaid.

Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Code, the Articles of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors or any committee thereof shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem necessary, all of whom shall also be officers of the Corporation. Two or more offices may be held by the same person, except where otherwise provided by statute or the Articles of Incorporation of the Corporation.

Section 2. Election, Term and Qualifications. Each officer shall be elected by the Board of Directors and shall hold his office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been elected, or until his death, or until he shall have resigned or shall have been removed in the manner provided in these By-laws. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Resignations. Each officer shall have the right to resign at any time upon written notice of such resignation to the President or the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President or the Secretary. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.

Section 4. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

Section 5. President. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 6. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice Presidents, in the order of their seniority, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record the proceedings of the meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall be. He shall have custody of the corporate seal and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the corporate seal and to attest the affixing by his signature.

Section 8. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 10. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VII

CERTIFICATES REPRESENTING SHARES; UNCERTIFICATED SHARES

Section 1. Form of Certificates. Shares of stock of the Corporation may, at the discretion of the Board of Directors, be issued in certificated or uncertificated form. Shares of the Corporation issued in uncertificated form may be evidenced by a book entry system maintained by the Corporation or its transfer agent, or a combination of both. Shares of the Corporation issued in certificated form shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the stock transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of the shares or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. The signatures of the Corporation’s officers on any such certificate or certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been issued, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. Upon written request to the Corporation from any shareholder holding uncertificated shares, the Corporation shall issue a stock certificate or certificates representing such uncertificated shares in the form prescribed above.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares, to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder or holders thereof in person or by his, her or their duly authorized attorney or attorneys and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or other evidence if no certificate shall have been issued accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate or uncertificated shares and record the transaction upon its books.

Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the holder or holders of record of any share or shares of stock as the holder or holders in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Instruments. The Chairman of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and any such authorization may be general or confined to specific instance.

Section 2. Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidence of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 4. Checks. All checks of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Dividends and Other Distributions. Dividends and other distributions made upon or with respect to the outstanding shares of the Corporation, subject to the provisions of the act and of the Articles of Incorporation of the Corporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in certificated or uncertificated shares of the Corporation, and other distributions may be declared and paid in cash or property, provided that all such declarations and payments of dividends and other distributions shall be in strict compliance with all applicable laws and the Articles of Incorporation of the Corporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend or other distribution, such record date to be not more than sixty (60) days prior to the payment date of such dividend or other distribution, or the Board of Directors may close the stock transfer records for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend or other distribution. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend or other distribution shall be the record date. Any dividend or other distribution declared pursuant to this Section 5 shall be payable to the persons registered as shareholders of the Corporation in the Corporation’s stock transfer records as of the record date for such dividend or other distribution as set pursuant to this Section 5, and the person in whose name shares are registered in the stock transfer records of the Corporation as of such record date shall be deemed to be the owner of the shares so registered in his name at such time.

Section 6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7. Seal. The Corporation may by resolution of the Board of Directors adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 8. Precedence of Articles of Incorporation. To the extent any provision of these By-Laws is inconsistent with the Corporation’s Articles of Incorporation, including any Certificates of Designations, as to any matter, such inconsistent provision shall be of no force and effect solely with respect to such matter.

ARTICLE IX

INDEMNITY

Section 1. Indemnification of Directors and Former Directors. Each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “Proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary (a “Representative”) of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (each, an “Organization”) (hereinafter a “Covered Director”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses (all of the foregoing hereinafter referred to as “Expenses”) actually incurred by such person in connection with such Proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or Representative and shall inure to the benefit of his or her heirs, executors and administrators. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

Section 2. Indemnification of Officers and Former Officers. The Corporation shall indemnify each person who was or is a respondent or defendant or threatened to be made a respondent or defendant, or testifies or otherwise participates, in any Proceeding, whether or not by or in the right of the Corporation, because such person is or was an officer of the Corporation or, while an officer of the Corporation, is or was serving at the request of the Corporation as a Representative of another Organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that the Corporation may indemnify and advance Expenses to a director of the Corporation under the Code, and such right to indemnification shall continue as to a person who has ceased to be an officer or Representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 3. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 or Section 2 , as the case may be, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable Expenses incurred in defending, testifying or otherwise participating in any such Proceeding, in advance of the final disposition of the Proceeding (hereinafter an “Advancement of Expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an Advancement of Expenses incurred by a Covered Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the Code and a written undertaking (hereinafter an “Undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “Final Adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against Expenses incurred by such person in connection with that Proceeding is prohibited by the Code.

Section 4. Right of Indemnitee to Bring Suit. If a claim under Section 1, Section 2 or Section 3 is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such Expenses upon a Final Adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the Code. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the Code, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such Advancement of Expenses, under this Article IX or otherwise shall be on the Corporation.

Section 5. Indemnification of Other Persons. This Article IX shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance Expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a Representative of another Organization to the same extent that it may indemnify and advance Expenses to Covered Persons under this Article IX and to any such further extent as may be authorized or permitted by law.

Section 6. Non-Exclusivity of Rights. The rights provided to a Covered Person pursuant to this Article IX shall not be exclusive of any other right which any such person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Association or these By-Laws, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 7. Insurance and Other Arrangements. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “Arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Representative of another Organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability. If the insurance or other Arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or Arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if the insurance or Arrangement has been approved by the shareholders

Section 8. Shareholder Notification. To the extent required by law, any indemnification of or Advancement of Expenses to a director by the Corporation shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 9. Amendments. Any repeal or amendment of this Article IX by the Board or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 10. Certain Definitions. For purposes of this Article IX, (a) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a Representative of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and (b) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of Section 8.001 of the Code.

Section 11. Contract Rights. The rights provided to Covered Persons pursuant to this Article IX shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 12. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X

BY-LAWS

Section 1. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders or the Board of Directors at any regular meeting of the shareholders or of the Board of Directors, or at any special meeting of the shareholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption be contained in the notice of such special meeting.

Section 2. When By-Laws Silent. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Code shall control.